EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Jaguaring Company

We hereby consent to the inclusion of our report dated June 28, 2019, with respect to the financial statements of Jaguaring Company as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 included in this Intelligent Buying, Inc. Current Report on Form 8-K.

/s/ PKF O’Connor Davies, LLP

New York, New York

February 14, 2020

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